Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul S. Lipschutz, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of WaterPure International, Inc. on Form 10-Q for the fiscal quarter ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of WaterPure International, Inc.

	By:	/s/ PAUL S. LIPSCHUTZ
Date: February 16, 2010	Name:	Paul S. Lipschutz
	Title:	Chief Executive Officer

I, Robert F. Orr, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of WaterPure International, Inc. on Form 10-Q for the fiscal quarter ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of WaterPure International, Inc.

	By:	/s/ ROBERT F. OFF
Date: February 16, 2010	Name:	Robert F. Orr
	Title:	Chief Financial Officer